EXHIBIT 23(b)



                              CONSENT OF COUNSEL




          I hereby consent to the use of my name in the Registration
Statement on Form S-8 of Niagara Mohawk Power Corporation under the Securities Act of 1933, as amended, covering the registration of securities of Niagara Mohawk Power Corporation (the "Company") proposed to be offered and sold pursuant to the Company's Employee Savings Fund Plan for Non-Represented Employees.



                           /s/ Paul J. Kaleta
                         -------------------------
                         PAUL J. KALETA
                         Vice President - Law and General Counsel




Syracuse, New York
July 29, 1994